CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report, dated March 4, 1994, which appears in the People Energy Corporation Employee Capital Accumulation Plan and Peoples Energy Corporation Employee Thrift Plan Annual Report on Form 11-K for the plan year ended December 31, 1993, into the Company's previously filed Registration Statement File No. 33-6369.



				 /s/ ODELL HICKS & COMPANY
				     ODELL HICKS & COMPANY



Chicago, Illinois
March 28, 1994